Exhibit 99.1

NEWS RELEASE

Contact:
Bobbi J. Roberts Vice President, Investor Relations Saxon Capital, Inc. 804.967.7879 robertsb@saxonmtg.com

Release Date: July 24, 2003 at 5:00 p.m. Eastern Time

Saxon Capital, Inc. Reports Second Quarter 2003 Operating Results

EPS Increased To $0.51 Diluted For The Quarter; Owned Portfolio Increased 8%

GLEN ALLEN, VA. (July 24, 2003) – Saxon Capital, Inc. (“Saxon”) (NASDAQ: SAXN), a residential mortgage lending and servicing company, today announced second quarter 2003 net income of $15.4 million or $0.51 per share diluted, as compared to $5.1 million or $0.17 per share diluted, for the second quarter 2002. Compared to net income of $12.9 million or $0.44 per share diluted for first quarter 2003, second quarter earnings increased 20%.

Operational Highlights for the Second Quarter

  Net mortgage loan portfolio, or “owned portfolio”, increased by 8% to $4.3 billion at June 30, 2003 from $4.0 billion at March 31, 2003.
  Mortgage loan production for second quarter 2003 increased by 40% over second quarter 2002 production and 4% over first quarter 2003 (excluding called loans purchased from previously securitized pools). Saxon has not purchased any called loans from off-balance sheet securitized pools during 2003.

Loan Production

Total mortgage loan production volume was $741.3 million for second quarter 2003, an increase of 40% compared to second quarter 2002 and an increase of 4% compared to first quarter 2003. This comparison does not take into account called loans of $88.4 million purchased the second quarter 2002. Purchases of called loans occur upon exercise of the clean-up call option by Saxon Mortgage Services, Inc., the servicer. Total cost to produce was 3.12% of total loan production for second quarter 2003 as compared to 3.09% for second quarter 2002 and 3.55% for first quarter 2003. The cost to produce is relatively unchanged year over year, but down significantly from first quarter 2003. The time lag in production of new retail branches and new correspondent relationships that were added in late 2002 and early 2003 significantly impacted the cost to produce ratio.

Saxon’s retail mortgage loan production was $223.6 million during second quarter 2003, an increase of 56% over second quarter 2002, and an increase of 23% compared to first quarter 2003. At June 30, 2003, total retail branches totaled 27 as compared to 19 at June 30, 2002. Same branch retail production for branches open greater than 12 months increased 38% for second quarter 2003 over second quarter 2002, and increased 15% for second quarter 2003 from first quarter 2003.

Saxon’s wholesale mortgage loan production was $282.5 million during second quarter 2003, an increase of 20% over second quarter 2002, and an increase of 3% compared to first quarter 2003.

Saxon’s correspondent flow mortgage loan production was $200.4 million during second quarter 2003, an increase of 123% over second quarter 2002, and an increase of 41% over first quarter 2003. Correspondent bulk mortgage loan production was $34.8 million during second quarter 2003, a decrease of 44% from second quarter 2002, and a decrease of 70% from first quarter 2003.

Saxon continues its strategy of seeking consistent growth in production through prudent expansion of its sales force, customer base and branch offices.

Portfolio Performance

At June 30, 2003, Saxon’s owned portfolio totaled $4.3 billion, an increase of 65% from June 30, 2002 and an increase of 8% from March 31, 2003. Seriously delinquent (60+ days past due) loans were 6.6% of owned portfolio at June 30, 2003, compared to 6.1% at June 30, 2002 and 6.4% at March 31, 2003. Primarily reflecting the growth of the owned portfolio, net of charge-offs, Saxon increased its reserve for loan losses to $44.6 million at June 30, 2003 from $43.0 million at March 31, 2003.

Financial Highlights

For second quarter 2003, Saxon’s net interest income was $44.9 million, as compared to $30.2 million for second quarter 2002 and $43.4 million for first quarter 2003. For second quarter 2003, Saxon’s net interest margin was 4.4%, as compared to 5.2% for second quarter 2002 and 4.7% for first quarter 2003. Total net revenues for second quarter 2003 were $51.0 million, as compared to $29.9 million for second quarter 2002 and $47.4 million for first quarter 2003. Saxon’s increase in net revenues is due to the continued growth of the owned portfolio and an increase in servicing income.

Operating expenses, which include general and administrative expenses and depreciation, were $25.9 million for second quarter 2003, as compared to $21.9 million for second quarter 2002 and $26.5 million for first quarter 2003.

Liquidity

At June 30, 2003, Saxon had $1.5 billion in committed facilities and $78 million in short-term liquidity.

During the quarter, Saxon priced and closed a $600 million asset-backed securitization, Saxon Asset Securities Trust 2003-2.

Conference Call

Saxon will host a conference call for analysts and investors at 11 a.m. Eastern Time on Friday, July 25, 2003. For a live Internet broadcast of this conference call, please visit Saxon’s investor relations website at www.saxoncapitalinc.com. To participate in the call, contact Ms. Bobbi Roberts, Vice President Investor Relations (804.967.7879 or robertsb@saxonmtg.com). A replay will be available shortly after the call and will remain available until 5 p.m. Eastern Time, August 1, 2003. The replay will be available on Saxon’s website or at 800.252.6030 using the ID number 17902927.

About Saxon

Saxon is a residential mortgage lender and servicer that originates, purchases, securitizes and services real property secured mortgages. Saxon is headquartered in Glen Allen, Virginia and has additional primary facilities in Fort Worth, Texas and Foothill Ranch, California.

Saxon’s production subsidiaries, Saxon Mortgage, Inc., and America’s MoneyLine, Inc. originate and purchase loans through wholesale, correspondent and retail business channels. Saxon currently originates and purchases loans in 49 states, through its network of approximately 4,000 brokers, 400 correspondents, and 27 retail branches. As of June 30, 2003, Saxon’s servicing subsidiary, Saxon Mortgage Services, Inc., serviced a mortgage loan portfolio of $8.3 billion. For more information, visit www.saxoncapitalinc.com.

Information Regarding Forward Looking Statements

Statements in this news release reflecting our future expectations, plans and strategies, are “forward-looking statements” and are based on current expectations and assumptions that are subject to risks and uncertainty. Our actual results and the timing of certain events could differ materially from those plans due to a number of factors, such as changes in overall economic conditions and interest rates, faster prepayment speeds than those we currently anticipate, declining consumer demand for mortgage refinancing, changes in capital market and competitive conditions applicable to our industry, and changes in the applicable legal and regulatory environment. You should also be aware that all information in this news release is as of July 24, 2003, or as of the date indicated. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

Saxon Capital, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except for share data)
(unaudited)

	June 30, 2003	December 31, 2002
Assets
Cash	$4,109	$8,098
Accrued interest receivable	50,177	38,630
Trustee receivable	69,538	44,128
Mortgage loan portfolio	4,400,255	3,612,473
Allowance for loan losses	(44,647)	(40,227)

Net mortgage loan portfolio	4,355,608	3,572,246
Restricted cash	837	301,435
Servicing related advances	99,708	102,558
Mortgage servicing rights, net	29,498	24,971
Deferred tax asset	20,921	17,588
Real estate owned	19,110	14,563
Other assets	43,323	38,945

Total assets	$4,692,829	$4,163,162

Liabilities and stockholders' equity
Liabilities:
Accrued interest payable	$9,588	$7,431
Warehouse financing	251,918	474,442
Securitization financing	4,083,462	3,347,251
Note payable	25,000	25,000
Other liabilities	21,411	22,692

Total liabilities	4,391,379	3,876,816

Stockholders' equity
Common stock, $0.01 par value per share, 100,000,000 shares
authorized; 28,594,111 and 28,235,781
issued and outstanding, respectively	286	282
Additional paid-in capital	262,933	259,267
Other comprehensive (loss) income, net of tax of $(6,733) and $3,649	(11,174)	5,707
Retained earnings	49,405	21,090

Total stockholders' equity	301,450	286,346

Total liabilities and stockholders' equity	$4,692,829	$4,163,162

Saxon Capital, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except for share data)
(unaudited)

	Quarter Ended June 30, 2003	Quarter Ended March 31, 2003	Quarter Ended December 31, 2002	Quarter Ended September 30, 2002	Quarter Ended June 30, 2002
Revenues:
Interest income	$76,054	$70,188	$63,829	$59,145	$50,543
Interest expense	(31,141)	(26,792)	(25,782)	(24,665)	(20,382)

Net interest income	44,913	43,396	38,047	34,480	30,161
Provision for mortgage loan losses	(9,677)	(8,614)	(6,912)	(6,124)	(7,987)
Net interest income after provision
for mortgage loan losses	35,236	34,782	31,135	28,356	22,174

Servicing income, net of amortization	15,725	12,647	11,000	9,073	7,462
Gain on sale of mortgage assets	45	6	--	133	232

Total net revenues	$51,006	$47,435	$42,135	$37,562	$29,868
Expenses:
Payroll and related expenses	13,382	14,278	12,918	13,366	12,274
General and administrative expenses	11,276	10,927	11,193	9,580	8,846
Other expense (income)	1,261	1,325	(579)	531	751

Total expenses	25,919	26,530	23,532	23,477	21,871
Income before taxes	25,087	20,905	18,603	14,085	7,997
Income tax expense	9,656	8,021	6,792	5,561	2,940

Net income	$15,431	$12,884	$11,811	$8,524	$5,057
Basic earnings per share	$0.54	$0.46	$0.42	$0.30	$0.18

Diluted earnings per share	$0.51	$0.44	$0.41	$0.29	$0.17

Saxon Capital, Inc.
Supplemental Data

                                                         Qtr          Qtr          Qtr          Qtr         Qtr
                                                      6/30/2003    3/31/2003    12/31/2002   9/30/2002   6/30/2002
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Production Statistics
Volume
Wholesale                                            $  282,460    $ 274,724     $ 288,729    $ 284,338   $235,827
Retail                                                  223,633      182,345       192,387      176,489    143,565
Correspondent Flow                                      200,441      142,460       105,847      102,234     89,735
Correspondent Bulk                                       34,774      114,574        60,616       74,604     61,868
Called loans (1)                                              -            -        58,839           -      88,429

Cost to Produce (2)
Wholesale                                                 2.97%        3.24%         3.03%       3.46%        3.26%
Retail                                                    2.80%        3.17%         2.43%       2.46%        2.37%
Correspondent Flow                                        3.32%        3.52%         3.34%       3.25%        2.96%
Correspondent Bulk                                        5.25%        4.94%         5.78%       5.80%        4.38%
Total Production                                          3.12%        3.55%         3.16%       3.43%        3.09%
Cost to Service                                           0.26%        0.26%         0.32%       0.29%        0.30%
Credit Quality
Average Loan-To-Value                                     79.9%        79.5%         79.1%       79.5%        78.0%
Credit Score                                                617          612           613         606          602
Fixed Weighted Average Coupon                              7.7%         7.9%          8.3%        8.6%         9.2%
ARM Weighted Average Coupon                                7.6%         8.0%          8.3%        8.6%         9.2%
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Portfolio Statistics
Owned Portfolio Balance                              $4,319,424   $3,953,056    $3,505,255  $3,042,971   $2,594,160
Owned Portfolio Seriously Delinquent (3)                   6.6%         6.4%          7.1%        6.2%         6.1%
Owned Net Losses on Liquidated Loans -
        quarter ended trusts (4)(5)                       6,668        5,860         2,595       1,835        1,137
Owned Net Losses on Liquidated Loans -
        quarter ended GAAP  (4)(5)                        8,029        6,282         5,638       3,396        2,801
Total Serviced Portfolio Balance                      8,318,228    8,394,916     7,575,560   6,914,663    6,416,708
Total Serviced Portfolio Seriously Delinquent(3)          10.0%         9.8%         11.3%       11.6%        12.2%
Total Serviced Net Losses on Liquidated Loans -
        quarter ended trust basis                        29,127       26,554        25,857      25,841       34,392
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Key Ratios
Average Earning Assets (6)                           $4,115,044   $3,723,306    $3,256,898  $2,791,150   $2,348,100
Average Assets                                        4,511,920    4,247,087     3,758,518   3,102,153    2,375,430
Average Equity                                          297,472      289,920       277,719     263,530      255,646
Return on Average Assets (ROA)  (7)                        1.4%         1.2%          1.3%        1.1%         0.9%
Return on Average Equity (ROE)  (7)                       20.7%        17.8%         17.0%       12.9%         7.9%
Average Equity/Average Assets (%)                          6.6%         6.8%          7.4%        8.5%        10.8%
Interest Income/Average Earning Assets                     7.4%         7.5%          7.8%        8.5%         8.6%
Interest Expense/Average Earning Assets (8)                3.0%         2.8%          3.1%        3.4%         3.4%
Interest Margin/Average Earning Assets                     4.4%         4.7%          4.8%        5.1%         5.2%
Operating expense/Servicing Portfolio (7)                  1.2%         1.3%          1.2%        1.4%         1.4%
Operating expenses/Average Assets (7)                      2.3%         2.5%          2.5%        3.2%         3.7%
Efficiency Ratio (9)                                      50.8%        55.9%         55.8%       62.5%        73.2%
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Common Stock Data
Basic earnings per share                                 $ 0.54       $ 0.46        $ 0.42      $ 0.30       $ 0.18
Diluted earnings per share                                 0.51         0.44          0.41        0.29         0.17
Shares used to compute basic EPS                         28,522       28,284        28,152      28,101       28,089
Shares used to compute diluted EPS                       29,973       29,059        28,696      29,155       29,693
Shares outstanding (period end)                          28,594       28,393        28,236      28,120       28,101
Common Stock Price
        High                                             $19.01       $13.96        $13.50      $16.15       $17.03
        Low                                              $12.81       $10.76        $ 8.15      $10.27       $14.00
        Period End                                       $17.28       $13.31        $12.51      $11.07       $16.27
Book value per share (period end)                        $10.54       $10.34        $10.14      $ 9.52       $ 9.23
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(1)	Called loans are mortgages purchased from the SASTA 96-2, 97-1, 97-2, and 97-3 securitizations pursuant to the clean-up call provision of the trust.

(2)	Cost to produce is defined as general and administrative costs and premium paid, net of fees collected, divided by loan production.

(3)	Seriously delinquent is defined as 60 plus days past due.

(4)	2002 net losses on liquidated loans exclude losses of $12.6 million relating to sale of delinquent called loans purchased at a discount and certain recoveries.

(5)	GAAP requires losses to be recognized immediately upon the loan transferring to real estate owned. The trust does not recognize a loss on real estate owned property until it is sold, which causes a timing difference between GAAP and trust losses. In addition, trust losses excludes losses resulting from a delinquent loan sale.

(6)	Average Earning Assets is a daily average balance of loans in warehouse and securitized portfolio. (7) Ratios are annualized. (8) Interest expense excludes loan buydown and legal fees associated with the warehouse facilities. (9) Efficiency ratio is calculated as total expenses divided by net revenues.